Exhibit 99.1

NEWS RELEASE

LITTELFUSE RAISES GUIDANCE FOR SECOND QUARTER

Increases sales and earnings per share guidance

CHICAGO, July 18, 2017 – Littelfuse, Inc. (NASDAQ:LFUS) today announced revised guidance for the second quarter of 2017:

●	Sales for the second quarter are now expected to be in the range of $312 million to $314 million, compared to previous guidance of $301 to $311 million.
●	GAAP diluted earnings per share guidance range for the second quarter is expected to be $2.09 to $2.13.
●

Adjusted diluted earnings per share guidance range for the second quarter is now expected to be $2.08 to $2.12, compared to previous guidance of $1.83 to $1.97. Adjusted diluted earnings per share excludes expenses relating to integration of acquisitions and non-operating foreign exchange gains and losses.

The revised second quarter guidance is primarily due to stronger demand exceeding the forecast across the electronics segment and a lower adjusted effective tax rate for the second quarter, due to a discrete tax benefit resulting from the new stock compensation accounting guidance.

The company will discuss its second quarter financial results and third quarter guidance on its previously announced August 2, 2017 conference call.

About Littelfuse

Founded in 1927, Littelfuse is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 10,000 employees in more than 40 locations throughout the Americas,

Europe and Asia. For more information, please visit the Littelfuse website: Littelfuse.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions, uncertainties related to political and regulatory changes and other risks which may be detailed in the company's other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 31, 2016. For a further discussion of the risk factors of the company, please see Item 1A. "Risk Factors" to the company's Annual Report on Form 10-K for the year ended December 31, 2016.

Non-GAAP Financial Measures

The information included in this press release includes the non-GAAP financial measure of adjusted diluted earnings per share, excluding special items. This non-GAAP financial measure excludes the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations.

The company believes that this measure provides useful information to investors regarding its operational performance because it enhances an investor’s overall understanding of our core financial performance and facilitates comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations. The company believes that this non-GAAP financial measure is commonly used by financial analysts and others in the industries in which the Company operates, and thus further provides useful information to investors. Management additionally uses this measure when assessing the performance of the business and for business planning purposes. Note that the company’s definitions of this non-GAAP financial measure may differ from those terms as defined or used by other companies.

CONTACT: Meenal Sethna

Executive Vice President and CFO

(773) 628-0616

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